Exhibit 99.3

Corporate Edge, Inc.

Financial Statements (Unaudited)

Nine Months Ended September 31, 2007 and 2006

Corporate Edge, Inc.

Balance Sheet

(Unaudited)

September 30, 2007
Assets
Current assets:
Cash	$261,995
Accounts receivable - net	8,213,761
Inventories	3,824,856
Note receivable	229,341
Prepaid expenses and other current assets	1,032,270
Total current assets	13,562,223
Property and equipment, net	643,901
Other assets:
Security deposits	186,817
Deferred financing costs - net	20,804
207,621
Total assets	$14,413,745

Liabilities and shareholders’ equity

Current liabilities:
Line of credit	$5,869,520
Accounts payable	3,303,633
Accrued expenses	1,414,343
Customer deposits	596,847
Total current liabilities	11,184,343
Subordinated note payable - affiliate	2,250,000
Total liabilities	13,434,343
Shareholders’ equity:
Common stock, no par value, 1,000 shares authorized, 400 shares issued and outstanding	—
Additional paid in capital	645,275
Retained earnings	334,127
Total shareholders’ equity	979,402
Total liabilities and shareholders’ equity	$14,413,745

See accompanying notes to financial statements.

Corporate Edge, Inc.

Statements of Income

(Unaudited)

	Nine Months Ended September 30,
	2006	2007

Revenue	$36,564,299	$39,760,519
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	26,477,176	29,181,517
Gross profit	10,087,123	10,579,002
Operating expenses:
Selling, general, and administrative expenses	8,830,565	9,714,305
Depreciation and amortization	163,501	161,242
Income from operations	1,093,057	$703,455
Other expense - interest expense	(471,055)	(468,221)
Income before income taxes	622,002	235,234
Income tax expense	20,012	9,269
Net income	$601,990	$225,965

See accompanying notes to financial statements.

Corporate Edge, Inc.

Statement of Shareholders’ Equity

Nine Months Ended September 30, 2007

(Unaudited)

	Common Stock		Additional Paid	Retained
	Shares	Amount	In Capital	Earnings	Total

Balance at December 31, 2006	400	$—	$645,275	$333,162	$978,437

Net income	—	—	—	225,965	225,965

Distributions to shareholders	—	—	—	(225,000)	(225,000)

Balance at September 30, 2007	400	$—	$645,275	$334,127	$979,402

See accompanying notes to financial statements.

Corporate Edge, Inc.

Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2006	2007
Cash flows from operating activities
Net income	$601,990	$225,965
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	163,501	161,242
Bad debt provision	73,914	18,781
Change in assets
Accounts receivable	5,276,988	8,456,164
Inventories	(908,732)	455,607
Prepaid expenses and other current assets	(62,881)	(743,957)
Security deposits	(10,667)	(4,392)
Change in liabilities
Accounts payable and accrued expenses	(3,198,609)	(8,446,480)
Customer deposits	(211,976)	(164,217)
Net cash provided by (used in) operating activities	1,723,528	(41,287)
Cash flows from investing activities
Purchases of property and equipment	(379,114)	(21,817)
Issuance of note receivable, net	(335,284)	—
Net cash used in investing activities	(714,398)	(21,817)
Cash flows from financing activities
Proceeds from line of credit	60,485,859	48,281,000
Repayments of line of credit	(60,649,311)	(47,730,901)
Payment for deferred financing costs	(33,678)	—
Distributions to shareholders	(812,000)	(225,000)
Net cash provided by (used in) financing activities	(1,009,130)	325,099
Net change in cash	—	261,995
Cash, beginning of period	—	—
Cash, end of period	$—	$261,995

Non-cash operating and investing activities:
Reduction in commissions paid in fulfillment of note receivable	—	130,110

See accompanying notes to financial statements.

Corporate Edge, Inc.

Notes to Financial Statements

September 30, 2007

(Unaudited)

1.  Description of the Business

Corporate Edge, Inc. (the Company) is a national distributor of promotional products and is principally involved in the design, development and sale of corporate specialty items.

The Company was incorporated in the State of New Jersey on October 5, 1988 and was authorized to do business in New York on January 7, 2003.

2.  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Corporate Edge, Inc. and its wholly owned subsidiary, Screened Image, Inc.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results can differ from those estimates.

Fair Value of Financial Instruments

As of September 30, 2007, the carrying value of the Company’s financial instruments, which consist of cash, accounts receivable, line of credit, and accounts payable, approximate their fair values due to their short maturities term nature.

Revenue Recognition

The Company recognizes revenue for goods sold when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) title transfers to the customer, (3) the fee is fixed and determinable and (4) collectibility is reasonably assured.

Accounts Receivable

Accounts receivable are uncollaterized customer obligations due under normal trade terms.  Invoices require payment within 30 days from the invoice date.  Accounts receivable are stated at the amount billed to the customer.  Interest is not accrued on outstanding balances.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected.   Management individually reviews all accounts receivable balances and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.  Fully reserved receivables are reviewed on a monthly basis and uncollectible accounts are written off when all reasonable collection efforts have been exhausted.

Inventory

Inventory is stated at the lower of cost or market.  Cost is determined by the first-in, first-out method, and represents the lower of replacement cost or estimated realizable value.  Inventory consists primarily of finished goods.

Corporate Edge, Inc.

Notes to Financial Statements - (Continued)

Property and Equipment

Property and equipment are stated at cost.  Depreciation and amortization expense is computed using accelerated and straight-line methods over the estimated useful lives of the respective assets.  The estimated useful lives, by asset class, are as follows:

Years
Equipment	3-10
Furniture	7-10
Transportation equipment	6

Leasehold improvements are depreciated using the straight-line method over the shorter of their estimated useful lives or the terms of the related leases.

Income Taxes

For income tax purposes, the Company has elected to be taxed as a Subchapter “S” Corporation under certain sections of the Internal Revenue Code.  As such, the Company is not obligated to pay federal income taxes, and the individual shareholders assume the responsibility for the payment on their proportionate share of the income of the Company.

As the Company is incorporated in the State of New Jersey and authorized to do business in New York, the company is obligated to pay state taxes based upon the respective state laws.  Although New Jersey recognizes the Subchapter “S” Corporation, the Company is required to pay New Jersey corporate income taxes which are based on the difference between the corporate rate and the individual tax rate.  New York City does not recognize the Subchapter “S” Corporation.  Therefore, the Company is obligated to pay New York City corporate taxes on income allocable to this jurisdiction.

The Company accounts for income taxes imposed by jurisdictions that do not recognize the Subchapter “S” election pursuant to the asset and liability method.  Under this method, deferred tax assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial carrying values of assets and liabilities and their respective tax bases.  The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law.  The Company had no material accrued or refundable income taxes or deferred tax assets or liabilities as of September 30, 2007.

Deferred Financing Costs

Loan fees and other debt issuance costs are deferred and included in non-current assets. Any debt discount is offset against the principal balance of the related loan. Deferred financing costs and debt discount are amortized to interest expense over the term of the related loan (3-10 years) using the effective interest method.

Deferred financing costs were $20,804, net of accumulated amortization of $53,205 as of September 30, 2007.  The amortization included in interest expense for the nine months ended September 30, 3007 and 2006 was $16,553 and $58,600, respectively.

Corporate Edge, Inc.

Notes to Financial Statements - (Continued)

3.  Property and Equipment

Property and equipment at September 30, 3007 consisted of the following:

Furniture and equipment	$2,750,179
Leasehold improvements	272,668
Transportation equipment	159,464
3,182,311
Less accumulated depreciation	(2,538,410)
$643,901

Depreciation and amortization expense for the nine months ended September 30, 2007 and 2006 was approximately $161,000 and 164,000, respectively.

4.  Note Receivable – Related Party

The Company has a note receivable from one of its sales representatives which is due on demand and is non-interest bearing.  Under the terms of the note, 20% of all the commissions due to the sales representative shall be applied against the note.

5.  Line of Credit

On March 29, 2006, the Company refinanced its revolving line of credit with a new bank increasing the limit to $7,500,000.  Interest on borrowings is payable at 1% above the prime rate.  As defined in the loan agreement, the maximum availability under the line is limited to 85% of eligible accounts receivables.  The line of credit is secured by a blanket lien on all assets of the Company and is personally guaranteed by the shareholders.  The line of credit expired June 1, 2007 and was renewed effective July 1, 2007 for an additional one year term.  As of September 30, 2007, the unused portion of the line totaled $1,630,480.

Interest expense relating to the line of credit was approximately $359,000 and $299,000 for the nine months ended September 30, 2007 and 2006, respectively.

6.  Subordinated Note Payable - Affiliate

The note payable to affiliate is secured by a second lien on all the Company’s assets.  Under the terms of the note, the loan cannot be repaid until January 3, 2009.  The note bears interest at 6.67% per annum, payable monthly, and is due on or before January 3, 2013, if certain conditions are not met.  Interest expense relating to this note was $112,500 for the nine months ended September 31, 2007 and 2006.  Pursuant to a subordination agreement with the Company’s lender, the note is fully subordinate to the Company’s line of credit.

7.  Retirement Plan

The Company has a profit sharing plan that covers substantially all of the Company’s employees.  Contributions to the plan are at the discretion of the shareholders.  For the nine months ended September 30, 2006 and 2007, the Company did not make any contributions to the plan.

8.  Capital Structure and Common Stock

At September 30, 2007, the Company had 400 shares of voting, no par value common stock issued and outstanding.  Dividends are paid at the discretion of the Board of Directors.  A distribution of $225,000 was approved and made to the outstanding shareholders during the nine months ended September 30, 2007.

Corporate Edge, Inc.

Notes to Financial Statements - (Continued)

10.  Subsequent Events

On November 30, 2007, the Company was sold to InnerWorkings, Inc. for an acquisition price of $18.0 million in cash paid in November and December 2007.  The acquisition agreement provides that an additional $15.0 million in cash may be paid by InnerWorkings, Inc. contingent on the achievement of certain future performance measures by the Company.  The additional cash consideration, if any, will be paid on or prior to November 30, 2010.